Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement (No. 333-122431) on Form S-3 and Registration Statement (No. 333-132983) on Form S-8 of Medivation, Inc. (a development stage company) of our report dated February 12, 2007 relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-KSB of Medivation, Inc. for the year ended December 31, 2006.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California

February 23, 2007